POWER OF ATTORNEY

We, the undersigned officers and directors of Cantor Fitzgerald Income Trust, Inc., hereby severally constitute William Ferri and Danny H. Salinas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement (File No. 333-273828) filed herewith and any and all amendments to said Registration Statement, including any Registration Statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Cantor Fitzgerald Income Trust, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Name	Title	Date
/s/ William Ferri	Chief Executive Officer (Principal Executive Officer)	January 9, 2026
William Ferri
/s/ Brandon Lutnick	Chairman of the Board of Directors	January 9, 2026
Brandon Lutnick
/s/ Danny H. Salinas	Director, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2026
Danny H. Salinas
/s/ Arthur F. Backal	Independent Director	January 9, 2026
Arthur F. Backal
/s/ John M. Matteson	Independent Director	January 9, 2026
John M. Matteson
/s/ Dean Palin	Independent Director	January 9, 2026
Dean Palin

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>/<<NUM>>v<<VER>> \* MERGEFORMAT LEGAL02/47877551v3